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                           VALLEY RECORD DISTRIBUTORS, INC.
                                1997 STOCK OPTION PLAN
                                   AMENDMENT NO. 1

     1. The name of the Plan is hereby changed to "Valley Media, Inc. 1997 Stock Option Plan."

     2. Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:

     4. OPTION POOL; SHARES RESERVED FOR OPTIONS. In no event will the Company issue, in the aggregate, more than 150,000 Shares (the "OPTION POOL") pursuant to the exercise of all Options granted under this Plan; PROVIDED THAT in order to comply with the requirements of
     Section 260.140.45 of Title 10 of the California Code of Regulations (the "30% Rule"), at no time will the total number of Shares that either (x) may be acquired pursuant to the exercise of all outstanding Options granted hereunder or under any other outstanding options or warrants issued by the Company (exclusive of certain excluded rights and warrants described in the 30% Rule), or (y) are provided for under any stock bonus or similar plan of the Company, in the aggregate exceed 30% of the total number of then issued and outstanding Shares of the Company (including shares of convertible preferred stock or convertible senior common stock on an as converted basis). At all times while Options granted under this Plan are outstanding, the Company will reserve for issuance for the purposes hereof a sufficient number of authorized and unissued Shares to fully satisfy the Company's obligations under all such outstanding Options.

     3. Section 7.6 of the Plan is hereby deleted in its entirety and replaced with the following:

          7.6 CHANGE OF CONTROL TRANSACTIONS. Notwithstanding any other provision of this Plan, in the event of a Change of Control Transaction (as defined herein):

               (a) immediately prior to the consummation of such Change in Control Transaction (i) all Options that are not then vested shall become vested and (ii) all Unvested Shares of Option Stock shall become Vested Shares;

               (b) with respect to all Options that are outstanding as of the consummation of such Change of Control Transaction, the Board, in its sole discretion, may determine that it is in the best interests of the Company, and if so may take all appropriate action either to:


               (i) cancel all such Options effective immediately prior to the consummation of the Change of Control Transaction and, in connection with each Option, notify the Optionee of the proposed Change of Control Transaction reasonably prior to its consummation so that the Optionee will have an opportunity to exercise the Option immediately prior to such consummation; or


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               (ii) require the Successor Entity in such Change of Control
          Transaction to assume the outstanding Options or substitute therefor comparable options of such Successor Entity (or of its parent or its Subsidiary); and

               (c) with respect to all Shares of Option Stock that have been issued and that are outstanding as of the consummation of such Change of Control Transaction, the Company will have the right (but not the obligation) to repurchase all (but not less than all) of the Shares by paying the Holder thereof cash, or canceling any indebtedness of such Holder to the Company, or both, at a closing to be held contemporaneously with the consummation of the Change of Control Transaction, PROVIDED THAT the repurchase price for such Shares will be an amount per share that is equal to the Fair Market Value of the Shares based on the Board's good faith estimate of the valuation of the Company implied by the estimated fair market value of the total consideration to be paid in connection with the Change of Control Transaction.

                    (d) For purposes of this section 7.6: the term "CHANGE OF CONTROL TRANSACTION" means (i) the sale of all or substantially all of the assets of the Company; (ii) any change in ownership or control of the outstanding voting securities of the Company following which any Person other than Barnet J. Cohen, Barbara C. Cohen, any Affiliate or Associate of Barnet J. Cohen or Barbara C. Cohen, or the Company's Employee Stock Ownership Plan, beneficially owns, together with its Affiliates and Associates, thirty five percent (35%) or more of the outstanding voting securities of the Company; (iii) any change in the membership of the Company's Board of Directors after the closing date of the Company's Initial Public Offering following which Continuing Directors do not constitute a majority of the Board; or (iv) a Business Combination immediately following which the shareholders of the Company immediately prior to such Business Combination do not hold more than sixty five percent (65%) of the outstanding voting securities of the Successor Entity in the same proportion as such shareholders held Common Stock of the Company immediately prior to such Business Combination; the term "BUSINESS COMBINATION" means a merger or consolidation of the Company and one or more other Persons in which the Company or a subsidiary of the Company is a merging or consolidating party.

          4.   The following definitions are hereby added to Exhibit A to the
Plan:

          A. "AFFILIATE" means, with respect to a first Person, a second Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the first Person.

          B. "ASSOCIATE" means, with respect to a Person, (a) any corporation or organization of which such Person is an officer or partner or, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.


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          C.   "CONTINUING DIRECTOR" means, at any given time, a member of the
     Company's Board of Directors who was (a) a member of the Board on the closing date of the Company's Initial Public Offering, (b) elected to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such election, or (c) nominated to the Board by the Board after the closing date of the Company's Initial Public Offering, provided that a majority of the Continuing Directors voted in favor of such nomination, and subsequently elected to the Board by the shareholders of the Company.

          D. "PERSON" means any individual, corporation, partnership, limited liability company, sole proprietorship, joint venture or other organization.


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